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                                                                     EXHIBIT 5.1

                                                                 August 25, 2000

The Interpublic Group of Companies, Inc.
1271 Avenue of the Americas
New York, New York 10020

RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

    In my capacity as General Counsel to The Interpublic Group of Companies, Inc., a Delaware corporation (the "Company"), I have been asked to render this opinion in connection with a Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company contemporaneously herewith with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the Company's senior debt securities ("Senior Debt Securities") and subordinated debt securities ("Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), consisting of notes, debentures and/or other evidences of indebtedness denominated in United States dollars or any other currency. The Debt Securities are being registered for offering and sale from time to time as provided by Rule 415 under the Act. The aggregate public offering price of the Debt Securities will not exceed $500,000,000 (or its equivalent (based on the applicable exchange rate at the time of sale) if Debt Securities are issued with principal amounts or liquidation value denominated in one or more foreign currencies or currency units as shall be designated by the Company).

    In that connection, I have examined the Certificate of Incorporation and the By-Laws, both as amended, of the Company, the form of Indenture relating to the Senior Debt Securities to be entered into between the Company and The Bank of New York, as trustee, the form of Indenture relating to the Subordinated Debt Securities to be entered into between the Company and the Bank of New York, as trustee, the Registration Statement, corporate proceedings relating to the authorization of the Debt Securities, and such other instruments and documents as I deemed relevant under the circumstances.

    In making the aforesaid examinations, I have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to me as original or photostatic copies. I have also assumed that the corporate records furnished to me by the Company include all corporate proceedings taken by the Company to date.

    Based upon and subject to the foregoing, I am of the opinion that, when issued, authenticated and delivered, the Debt Securities will be duly authorized and will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principals of equity.

    Insofar as the foregoing opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) I have assumed that each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it, and (b) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principals of equity.

    The foregoing opinion is limited to the federal law of the United States of America and the law of the State of New York, and, where necessary, the corporate laws of the State of Delaware.
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                                                                     EXHIBIT 5.1

The Interpublic Group of Companies, Inc.
August 25, 2000
Page 2

    I hereby consent to the use of my opinion as herein set forth as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement.

                                          Very truly yours,

                                          /s/ Nicholas J. Camera
                                          Nicholas J. Camera
                                          Senior Vice President, General
                                          Counsel and Secretary